UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 12, 2012, Resolute Energy Corporation (“Resolute”) issued a press release announcing its operating results for the fourth quarter and year ended December 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resolute also announced the resignation of Kenneth Hersh from its Board of Directors effective March 8, 2012. Mr. Hersh’s resignation is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 8.01. Other Events.

Resolute also announced that its Board of Directors has approved the promotions of Theodore Gazulis to Executive Vice President and Chief Financial Officer and Richard F. Betz to Executive Vice President and Chief Operating Officer, effective March 8, 2012.

A copy of the Company’s press release announcing the promotions of Messrs. Gazulis and Betz and the resignation of Mr. Hersh is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release dated March 12, 2012, announcing operating results for the fourth quarter and year ended December 31, 2011.

Exhibit 99.2	Press Release dated March 12, 2012, announcing the promotion of Theodore Gazulis and Richard Betz to the position of Executive Vice President and the resignation of Kenneth Hersh as a director of Resolute Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2012

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 12, 2012, announcing operating results for the fourth quarter and year ended December 31, 2011.

99.2	Press Release dated March 12, 2012, announcing the promotion of Theodore Gazulis and Richard Betz to the position of Executive Vice President and the resignation of Kenneth Hersh as a director of Resolute Energy Corporation.